UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2023

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 6, 2023, Alkermes plc (together with its subsidiaries, the “Company”) issued a press release related to the matter described in Item 8.01 below, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. This Item 7.01 and Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and this Item 7.01 and Exhibit 99.1 shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On May 31, 2023, the Company received a final award (the “Final Award”) from the arbitral tribunal (the “Tribunal”) in the Company’s binding arbitration proceedings with Janssen Pharmaceutica N.V. (“Janssen”), a subsidiary of Johnson & Johnson, in respect of two license agreements. The Final Award reiterates the Tribunal’s findings from, and incorporates by reference, the First Interim Award and Second Interim Award issued by the Tribunal on December 21, 2022 and April 19, 2023, respectively. In connection with the Final Award, the Company raised its financial expectations for 2023 by approximately $425 million, which includes back royalties of approximately $194 million (inclusive of interest through March 15, 2023) related to 2022 U.S. net sales of INVEGA SUSTENNA®, INVEGA TRINZA®, INVEGA HAFYERA® and CABENUVA®, and anticipated royalty revenues related to 2023 global net sales of these products. In addition, the Company is entitled to future royalty revenues from Janssen related to net sales of these products, as outlined in the Final Award.

This arbitration was conducted pursuant to the Institute for Conflict Prevention and Resolution (CPR) Rules for Non-Administered Arbitration before a panel of three arbitrators.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Alkermes plc on June 6, 2023.
104	Cover page interactive data file (embedded within the Inline XBRL document).

Note Regarding Forward-Looking Statements

Certain statements set forth or incorporated by reference in Item 8.01 above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, but not limited to, statements concerning the Company’s revised financial expectations for 2023 and expectations regarding future royalty revenues related to INVEGA SUSTENNA, INVEGA TRINZA, INVEGA HAFYERA and CABENUVA. The Company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others, that the Final Award may be challenged by Janssen, and those risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in subsequent filings made by the Company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in Item 8.01.

INVEGA SUSTENNA®, INVEGA TRINZA®, and INVEGA HAFYERA® are registered trademarks of Johnson & Johnson or its affiliated companies. CABENUVA® is a registered trademark of ViiV Healthcare UK (No.3) Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: June 6, 2023	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary